                                                                    Exhibit 99.1

Certification of Nelson J. Marchioli
President and Chief Executive Officer of Denny's Corporation
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
ss.906 of the Sarbanes-Oxley Act of 2002

          In connection with the Annual Report of Denny's Corporation (the "Company") on Form 10-K for the period ended December 25, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Nelson
J. Marchioli, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Nelson J. Marchioli
Nelson J. Marchioli
President and Chief Executive Officer
March 24, 2003